Exhibit 8.2

Joe R. Lane (1858-1931)		Joshua J. McIntyre*
Charles M. Waterman (1847-1924)		Brett R. Marshall*
Terry M. Giebelstein*		Kyle R. Day*
Robert V. P. Waterman, Jr.*		Andrea D. Mason*
R. Scott Van Vooren*	220 North Main Street, Suite 600	Timothy B. Gulbranson*
Richard A. Davidson*	Davenport, Iowa 52801-1953	Alexander C. Barnett*
Michael P. Byrne*	Telephone (563) 324-3246	Gage G. Kensler*
Edmund H. Carroll*	Fax (563) 324-1616	Eric M. Hartmann*
Theodore F. Olt III*		Maegan M. Gorham
Jeffrey B. Lang*
Judith L. Herrmann*		Registered Patent Attorney
Robert B. McMonagle*		April A. Price*
Joseph C. Judge*
Jason J. O’Rourke*	Writer’s Direct Dial: (563) 333-6630	Of Counsel
Troy A. Howell*	E-Mail Address: bmarshall@l-wlaw.com	Robert A. Van Vooren*
Diane M. Reinsch*	www.L-WLaw.com	Thomas N. Kamp
Mikkie R. Schiltz*		C. Dana Waterman III
Diane E. Puthoff*		Charles E. Miller
Wendy S. Meyer*		James A. Mezvinsky
Ian J. Russell*	July 25, 2018	David A. Dettmann
Benjamin J. Patterson*		Curtis E. Beason
Douglas R. Lindstrom, Jr.*
Abbey C. Furlong*		*Also Admitted in Illinois
Samuel J. Skorepa*
Kurt P. Spurgeon*		Illinois Office
3551 7th Street, Suite 110
Moline, IL 61265

JOHN DEERE CAPITAL CORPORATION	JOHN DEERE RECEIVABLES, INC.
10587 Double R. Blvd., Suite 100	10587 Double R. Blvd., Suite 100
Reno, NV 89521	Reno, NV 89521
Attention: Manager	Attention: Manager

WELLS FARGO DELAWARE TRUST COMPANY, N.A.	U.S. BANK NATIONAL ASSOCIATION
919 North Market Street, Suite 1600	190 South LaSalle Street, 7th Floor
Wilmington, DE 19801	Mail Code MK-IL-SL7R
Chicago, IL 60603
Attention: Corporate Trust Administration

MERRIL LYNCH, PIERCE, FENNER & SMITH INCORPORATED	CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
One Bryant Park	New York, NY 10013
New York, NY 10036

MUFG SECURITIES AMERICAS INC.	TD SECURITIES (USA) LLC
1221 Avenue of the Americas, 6th Floor	31 West 52nd Street
New York, NY 10020	New York, NY 10019

CREDIT AGRICOLE SECURITIES (USA) INC.
1301 Avenue of the Americas, 13th Floor
New York, NY 10019

RE:	REGISTRATION STATEMENT ON FORM SF-3
REGISTER JOHN DEERE OWNER TRUST 2018-B
(the “Registration Statement”)

Ladies and Gentlemen:

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

WELLS FARGO DELAWARE TRUST COMPANY, N.A.

U.S. BANK NATIONAL ASSOCIATION

MERRIL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

MUFG SECURITIES AMERICAS INC.

TD SECURITIES (USA) LLC

CREDIT AGRICOLE SECURITIES (USA) INC.

July 25, 2018

We have acted as special Iowa tax counsel for John Deere Owner Trust 2018-B (the “Trust”) and John Deere Receivables, Inc., a Nevada corporation (“JDRI”), in connection with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by JDRI on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). The Notes are to be issued pursuant to an Indenture dated as of July 25, 2018, between the Trust and U.S. Bank National Association, a national banking association (“Indenture Trustee”), substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated July 24, 2018, between Wells Fargo Delaware Trust Company, N.A., as Owner Trustee, and JDRI, as Depositor. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement dated July 18, 2018 among JDRI; John Deere Capital Corporation; Merril Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc.; and MUFG Securities Americas Inc., on their own behalf and as representatives of the underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; (viii) the Asset Representations Review Agreement; and (ix) the Purchase Agreement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES, INC.

WELLS FARGO DELAWARE TRUST COMPANY, N.A.

U.S. BANK NATIONAL ASSOCIATION

MERRIL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

MUFG SECURITIES AMERICAS INC.

TD SECURITIES (USA) LLC

CREDIT AGRICOLE SECURITIES (USA) INC.

July 25, 2018

We hereby confirm that the statements set forth in the Preliminary Prospectus and the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the offered Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus and the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP